ASSET PURCHASE AND LICENSE AGREEMENT


      THIS ASSET PURCHASE AND LICENSE AGREEMENT (the "Agreement") is made this 15th day of November, 2005, by and among CALYPTE BIOMEDICAL CORPORATION, a Delaware corporation ("Seller"), and MAXIM BIOMEDICAL, INC., a Delaware corporation ("Buyer").

                              WITNESSETH:

      WHEREAS, Seller is engaged in the business of developing, manufacturing and selling FDA-approved in vitro diagnostic products;

      WHEREAS, Seller desires to sell its FDA-approved EIA and Western Blot HIV diagnostic test product lines (the "Business") which includes the following products: (i) urine EIA HIV diagnostic test product, (ii) serum/blood Western Blot HIV diagnostic test product, and (iii) urine Western Blot HIV diagnostic test product, all as more fully described on Exhibit A attached hereto and made a part hereof (the "Products");

      WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, certain of Seller's assets, whether tangible or intangible, which are used or useful in the operation of the Business, all as more fully described herein;

      WHEREAS, Buyer desires to license from Seller, and Seller desires to license to Buyer, certain of Seller's assets, whether tangible or intangible, which are used or useful in the operation of the Business, all as more fully described herein;

      NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereby agree as follows:

Section 1
                                    ASSETS

      1.1 Purchased Assets. At the Closing (as hereinafter defined), Seller shall sell, assign, convey, transfer and deliver to Buyer, and Buyer shall purchase from Seller, the following assets, properties, and rights of Seller, tangible or intangible, which are used or useful in the operation of the Business, including any and all goodwill connected therewith (collectively, the "Purchased Assets"), which consist of the following:

            1.1.1 All machinery, equipment, tools, furniture, fixtures, office materials and supplies, computer hardware, telecommunication devices, and other items of tangible personal property owned by Seller and/or used in the operation of the Business, which consist of the items described on Schedule 1.1.1 attached hereto;

            1.1.2 All inventory and supplies for work-in-process related to the Business, which shall include completed and incomplete customer orders as of the Closing Date (as hereinafter defined), which consist of the items described on
Schedule 1.1.2 attached hereto;


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            1.1.3 All rights of Seller under express or implied warranties with respect to any of the Purchased Assets described in Sections 1.1 and 1.2 hereof, to the extent such warranties are transferable;

            1.1.4 Those bids, contracts, subcontracts, licenses and sublicenses (including without limitation, licenses and sublicenses pertaining to "Intellectual Property," as defined in Section 8.4), leases, understandings and other agreements related to the Business (collectively, the "Contracts") described on Schedule 1.1.4 attached hereto;

            1.1.5 All customer deposits, prepaid expenses and other prepaid assets, and all customer accounts receivable related to the Business (collectively, the "Prepaid Assets") described on Schedule 1.1.5 attached hereto;

            1.1.6 All permits, certificates, licenses, approvals, consents and other authorizations applied for, issued to, or owned by Seller and related to the Business described on Schedule 1.1.6 attached hereto;

            1.1.7 The patents and patent applications described on Schedule
1.1.7 attached hereto (whether registered or to be registered in the United States of America or elsewhere, and whether applied for, issued to, or owned by or licensed by or to Seller), and all customer lists specifically related to the Business that are owned by Seller and which Seller uses in the Business;

            1.1.8 All business records which pertain directly or indirectly to the customers, suppliers, advertising, promotional materials, sales, service, delivery or operations of the Business; and

            1.1.9 All of Seller's right, title, and interest in and to the telephone and facsimile numbers used in the operation of the Business and all related listings appearing in any telephone books or directories set forth on
Schedule 1.1.9 attached hereto.

      1.2 Licensed Assets. At the Closing, Seller shall grant, and Buyer hereby accepts, the following licenses to use the following assets and rights of Seller in the operation of the Business, (collectively, the "Licensed Assets"):

            1.2.1 A fully-paid up, non-exclusive, perpetual license to use all processes, inventions, trade secrets, technology, know-how, formulas, manufacturing or other processes, designs, research results, data compilations, computer software and programs, software in progress, computer operating systems and applications, and confidential information and legally protected proprietary rights related to the Business that pertain to the Products that are owned by Seller or which Seller uses or has the right to use in the Business.

            Seller reserves the right to make, use and provide the Licensed Assets to others and to grant other licenses to use the Licensed Assets for purposes other than to manufacture or sell the Products.


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

            1.2.2 A sublicense of that certain License Agreement dated August 12, 1993, between Seller and New York University, as amended by that certain First Amendment to License Agreement dated January 11, 1995, that certain Second Amendment to Agreement dated November 28, 1995, that certain Third Amendment to Agreement dated February 5, 1996 and that certain Fourth Amendment to License Agreement dated June 20, 2000 (collectively, the "Sublicense"), substantially in the form attached hereto as Exhibit B.

      1.3 Excluded Assets. Notwithstanding anything to the contrary contained herein, the Purchased Assets and the Licensed Assets shall not include any of the following (collectively, the "Excluded Assets"):

            1.3.1 Any cash as of the Closing Date (other than the Prepaid
Assets);

            1.3.2 Any other assets not expressly described or listed in Section
1.1 or Section 1.2 hereof; and

            1.3.3 The name or trademark "Calypte," and other trademarks owned, registered or applied for by Seller in connection with Seller's products, goods and services or the package inserts or labeling used by Seller for the Products, except as set forth in this Section 1.3.3.

            (i) Buyer shall have the right to use the labeling, packaging and merchandising materials relating to the Products for a period not to exceed 90 days following the Closing Date for the sole purpose of continuing to sell the Products while Buyer seeks to obtain:

            (a) approval from the United States Food and Drug Administration (the "FDA") to relabel the Products with Buyer's proprietary brand name; and

            (b) a direct license to intellectual property owned by the United States of America Public Health Service related to the detection of HIV-1 virus in humans.

            As soon as practicable, but in no event more than 90 days after the Closing Date, Buyer shall replace Seller's labeling, packaging and merchandising materials relating to the Products with Buyer's own labeling, packaging and merchandising materials, in the form approved by the FDA.

      1.4 Liabilities Assumed by Buyer. Upon execution of this Agreement, Buyer shall assume the following (collectively, the "Assumed Liabilities"):

            1.4.1 All liabilities to the extent they arise out of or relate to the conduct of the Business or the Products after the Closing Date, but excluding liabilities arising directly and solely out of the conduct of the Business by Seller prior to the Closing;

            1.4.2 All liabilities accruing after the Closing Date under the Contracts. At the Closing, Buyer and Seller shall execute and deliver an Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit C (the "Assumption Agreement"), pursuant to which Buyer will agree to assume and hold Seller harmless from and against all executory liabilities and obligations of Seller under the Contracts, to the extent such liabilities and obligations are required to be paid or performed by Seller after the Closing Date (but excluding those arising out of acts or omissions of Seller prior to the Closing Date);


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

            1.4.3 Real Property Subleases. At the Closing, Buyer and Seller shall execute and deliver two sublease agreements, substantially in the forms attached hereto as Exhibit D (collectively, the "Real Property Subleases"), with respect to two facilities Seller leases (the "Leases") located at 3 1/2 Taft Court, Rockville, Maryland, and 1500 E. Gude Drive, Rockville, Maryland at which Seller has manufactured the Products (the "Facilities"), which are not included among the Contracts and with respect to which Seller will be subleasing all of its rights, and Buyer will be assuming all of Seller's obligations, on the Closing Date, pursuant to the terms of the Real Property Subleases; and

            1.4.4 Equipment Sublease. At the Closing, Buyer and Seller shall execute and deliver an equipment sublease agreement, substantially in the form attached hereto as Exhibit E (the "Equipment Sublease"), with respect to certain equipment (the "Equipment") located at the Facilities that is subject to that certain Vencore Master Lease Agreement and Security Agreement each dated September 10, 2004, by and between Seller and Vencore Solutions, LLC (collectively, the "Vencore Lease"), with respect to which Seller will be subleasing all of its rights, and Buyer will be assuming all of Seller's obligations, relating to the Equipment on the Closing Date, pursuant to the terms of the Equipment Sublease.

      1.5 Liabilities Not Assumed by Buyer. Notwithstanding anything contained herein to the contrary, Seller acknowledges and agrees that Buyer will not assume the following liabilities and obligations of Seller (collectively, the "Excluded Liabilities"):

            1.5.1 Any liabilities or obligations of Seller under any of the Contracts, the Leases and the Vencore Lease Agreement, to the extent such liabilities or obligations are required to be paid or performed, or arose out of acts or omissions of Seller, on or before the Closing Date, except as specifically provided for under the Sublicense, the Real Property Subleases and the Equipment Sublease;

            1.5.2 Any liabilities or obligations of Seller relating to the Excluded Assets; and

            1.5.3 Any liabilities or obligations of Seller, whether accrued, absolute, contingent, known or unknown, or otherwise, which are not Assumed Liabilities in Section 1.4 hereof.

            All Excluded Liabilities shall remain the sole liabilities and obligations of Seller.

      1.6 Consideration. In consideration of Seller's sale and transfer of the Purchased Assets, grant of the licenses in connection with the Licensed Assets, sublease of the Facilities and the Equipment and other transactions contemplated herein, Buyer shall:

            1.6.1 Assume the Assumed Liabilities as provided in Section 1.4 above; and


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            1.6.2 Transfer to Seller 20% of the total outstanding capital stock of Buyer, on a fully-diluted basis, and deliver to Seller a certificate for the number of shares representing such transfer (the "Shares").

            1.6.3 Enter into a Shareholders Agreement, substantially in the form attached hereto as Exhibit F, requiring Buyer to implement a stock option plan, reserving 10% of the total outstanding capital stock of Buyer for grants under such plan, and granting options thereunder, all as more specifically set forth in the Shareholders Agreement.

            1.6.4 Fee Payable to Calypte. In the event that the Company (i) consummates a Sale of the Company to any third party, or (ii) effects a merger where the surviving entity is Maxim or an entity controlling, controlled by or under common control with Maxim (an event under Section 1.6.4(i) or (ii) shall be referred to as a "Significant Transaction"), Calypte will receive a fee equal to 10% of the gross proceeds of such Significant Transaction. Such fee shall be payable to Calypte concurrently with the closing of the Significant Transaction. If any consideration to be received by the Company pursuant to the Significant Transaction consists of property other than cash, then the Company will deliver to Calypte, in payment of the non-cash portion of the Significant Transaction, an amount of cash equal to the fair market value of the non-cash consideration. For purposes hereof, the "fair market value" of non-cash consideration shall be agreed upon by Calypte and the Company, or, in the absence of such agreement, the "fair market value" shall be determined by an appraisal thereof by three independent qualified appraisers, one being selected by Calypte, one being selected by the Company, and the third appraiser being selected by the two appraisers thus chosen. The cost of any such appraisal shall be borne equally by the parties to the appraisal proceeding. In the event of an appraisal pursuant to this Section 1.6.4, the parties agree to be bound thereby. For purposes of this Agreement, "Sale of the Company" shall mean any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, as well as any recapitalization, merger, consolidation or reorganization of the Company. For purposes of this Agreement, a Sale of the Company shall be deemed to be occasioned by, or to include, any transaction or series of related transactions by the Company which results in (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the corporation); or (B) a sale of all or substantially all of the assets of the corporation.

      1.7 Allocation of Consideration. The consideration described in Section
1.6 hereof shall be allocated among the Purchased Assets as may be determined by Buyer within 30 days following the Closing. Buyer and Seller agree to use such allocations for all tax reporting purposes, including, but not limited to, preparation of IRS Form 8594 for their respective federal income tax returns, and not to assert any other allocation in connection with any tax return, audit or similar proceeding. No portion of such consideration shall be allocated to the Agreement described in Section 6.2.5 hereof.

      1.8 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on November 15, 2005 at 9:00 a.m. (Eastern Time) at the offices of Pierce Atwood LLP, One Monument Square, Portland, Maine, or such other date as Buyer and Seller may mutually agree in writing (the "Closing Date").


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

                                   Section 2
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      2.1 Representations and Warranties of Seller. Seller represents and warrants the following to Buyer as of the date hereof and as of the Closing:

            2.1.1 Organization, Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Seller has all requisite power and authority to own the Purchased Assets and conduct the Business as it is now being conducted.

            2.1.2 Authority, No Violation, Etc. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated by this Agreement have been duly and validly authorized by (i) Seller's board of directors, and (ii) all other necessary corporate action on the part of Seller. Each of this Agreement and the other agreements to be executed by Seller pursuant to the terms of this Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms and conditions. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement, nor compliance by Seller with any of the provisions of this Agreement and the other agreements to be executed by Seller pursuant to the terms of this Agreement, will:

            (i) Result in the breach of any of the terms or conditions of, or constitute a default under, Seller's current Certificate of Incorporation or Bylaws, or any material contract, agreement, lease, commitment, indenture, mortgage, pledge, note, bond, license, or other instrument or obligation to which Seller is now a party or by which Seller or any of the Purchased Assets may be bound or affected, including without limitation any of the Contracts; or

            (ii) Violate any law, rule, or regulation of any administrative agency or governmental body or any order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal, which could reasonably be expected to have a material adverse effect on the Business.

            All material consents and approvals of third parties and governmental authorities required in connection with the execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated by this Agreement (including without limitation the assignment to Buyer of the Contracts) are set forth in Schedule 2.1.2 and have been obtained or will be obtained prior to the Closing.

            2.1.3 Purchased Assets. Except as disclosed on Schedule 2.1.3 attached hereto, (i) Seller has good, marketable, and valid title to all of the Purchased Assets, (ii) the Purchased Assets are free and clear of all encumbrances, (iii) the Purchased Assets (together with the Licensed Assets, Sublease Agreements, Sublicenses and the Excluded Assets) include all of the assets used by Seller in the operation of the Business and (excluding the Excluded Assets) constitute all of the assets necessary for Buyer to operate the Business after the Closing in a similar manner Seller has operated the Business during the 12 month period immediately prior to the Closing, and (iv) the instruments of transfer contemplated by Section 6.1 hereof shall vest in Buyer good, marketable, and valid title to all of the Purchased Assets, free and clear of all encumbrances.


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            2.1.4 Intellectual Property. Schedule 2.1.4 attached hereto includes a list of (i) all registered intellectual property owned by or licensed to Seller and used in or relating to the Business including, but not limited to United States and foreign patents and copyrights, (collectively, the "Intellectual Property"), and (ii) all material licenses or similar agreements or arrangements to which Seller is a party either as licensee or licensor for the Intellectual Property. Seller owns or has the right to use all Intellectual Property necessary to operate the Business. To the knowledge of Seller, the Intellectual Property listed in the Purchased Assets, the Licensed Assets and this Schedule 2.1.4 (some of which is not being purchased or licensed to Buyer under this Agreement), together includes all Intellectual Property rights in and to all material inventions, works of authorship, and know-how necessary for the operation of the Business. Except as disclosed on Schedule 2.1.4 attached hereto:

            (i) To the knowledge of Seller, all United States and foreign patents, patent applications and registered copyrights which are licensed to Seller have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been properly maintained and renewed in accordance with all applicable provisions of law of the United States and each such jurisdiction;

            (ii) All licenses or other contracts under which Seller is granted rights in Intellectual Property are in full force and effect, neither Seller nor, to the knowledge of Seller, any other party thereto is in default thereunder and, to the knowledge of Seller, all of the rights of Seller thereunder will continue in full force and effect upon consummation of the transactions contemplated hereby. True and complete copies of all such licenses or other contracts, and any amendments thereto, have been provided to Buyer;

            (iii) Seller has taken all commercially reasonably action to establish, preserve and protect its ownership of or other rights in all Intellectual Property with respect to the Products. Seller has taken commercially reasonable action to ensure that non-public information of Seller has not become available to any person other than employees and agents of Seller except pursuant to enforceable written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof. Seller has no knowledge of any infringement by others of any proprietary rights of Seller;

            (iv) Seller exclusively owns or has the right to use (or will own or have such right to use prior to Closing) the Intellectual Property, free and clear of all encumbrances, except as disclosed on Schedule 2.1.4;

            (v) To the knowledge of Seller, (i) there are no pending claims, allegations or demands of or by any person or entity pertaining to the Intellectual Property and (ii) no interference actions or other judicial or adversary proceedings concerning any of the Intellectual Property or Seller's interest therein have been instituted or are pending, and (iii) no such action or proceeding is threatened;


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

            (vi) Seller has the valid right and authority to use the Intellectual Property in connection with the conduct of the Business and, to the knowledge of Seller, such use does not conflict with, infringe upon or violate any rights of any other person, entity or trust;

            (vii) To the knowledge of Seller, the Business, Intellectual Property, and Products do not infringe any proprietary rights (including rights in data compilations, computer software and programs, computer operating systems and applications, patents, trade names, trademarks, service marks and copyrights, trade secrets, inventions, customer lists, manufacturing or other processes, designs, research results and other confidential information and legally protected proprietary rights) of any other person or entity. No proceeding charging Seller with infringement of any such rights has been filed or, to the knowledge of Seller, is threatened to be filed. To the knowledge of Seller, there exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise adversely affects the Products or the Business, which infringement, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Seller, the Business or the Purchased Assets. To the knowledge of Seller, Seller is not making any unauthorized use of any confidential information or trade secrets of any person or entity; and

            (viii) There is no Intellectual Property currently used in the operations of the Business which is not owned by or licensed to Seller.

            2.1.5 Contracts. Except as disclosed on Schedule 2.1.5 attached hereto,

            (i) Seller has fulfilled all of its obligations required under the Contracts and the Sublease Agreements and Sublicense to have been performed by Seller prior to the date of the Closing; and

            (ii) There has not occurred any material default under any of the Contracts or any of the Sublease Agreements or Sublicense on the part of Seller or, to the knowledge of Seller, any other party thereto, nor has any material event occurred which, with the giving of notice or the lapse of time, or both, would constitute a material default under any of the Contracts or any of the Sublease Agreements or Sublicense on the part of Seller or, to the knowledge of Seller, any other party thereto.

            2.1.6 Licenses and Permits. Schedule 2.1.6 attached hereto contains a list of all material permits, certificates, licenses, approvals, consents and other authorizations required to operate the Business (collectively, the "Permits") in the same manner Seller has operated the Business during the 12 month period immediately prior to the Closing. Except as set forth on Schedule
2.1.6 attached hereto, Buyer shall not require any additional material permits, certificates, licenses, approvals, consents or other authorizations to operate the Business in substantial compliance with all applicable local, state and federal laws, rules, regulations, orders, decrees, and ordinances. Except as set forth on Schedule 2.1.6 attached hereto, Seller has not received notice of any non-compliance with or actual or alleged violation of any of the Permits and is not aware of any actual or threatened actions by governmental authorities regarding such matters, or requiring capital or other improvements or modifications to the Facilities or operations of Seller in order for such Facilities or operations to be in compliance with the terms or conditions of the Permits.


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            2.1.7 Financial Statements; Operating Information. The audited income statements and balance sheets of Seller as of and for the 12-month periods ended December 31, 2004 and December 31, 2003, as well as the unaudited balance sheets and income statements as of and for the quarter ended March 31, 2005 (the "Financial Statements"), true, correct and complete copies of which have been previously delivered by Seller to Buyer, are accurate and complete in all material respects, have been prepared in accordance with generally accepted accounting principles, consistently applied, and fulfill the requirements of the applicable provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The data attached hereto as Schedule 2.1.7 with respect to sales of the Products for the 12-month period ended December 31, 2004 and for the three-month period ended March 31, 2005 are accurate and complete, and were calculated on the same basis as that upon which the Financial Statements have been prepared.

            2.1.8 No Undisclosed Liabilities. Except as and only to the extent specifically reflected or reserved against in the Financial Statements, and except for ongoing operating expenses incurred in the ordinary course of the Business not in excess of $______, Seller has no liabilities or obligations, whether absolute, accrued, contingent or otherwise, or whether due or to become due (including, without limitation, any liability for taxes, interest, penalties or other charges payable with respect to any such liability), which relate to or affect the Business or the Purchased Assets.

            2.1.9 Taxes.

            (i) Seller has timely paid, caused to be paid or set aside all material federal, state, local, foreign and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by it through the date hereof.

            (ii) Seller has timely filed all federal, state, local and foreign tax returns (collectively, "Tax Returns") required to be filed by it through the date hereof, has paid all Taxes shown as due on such Tax Returns and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. No extension of time with respect to any date on which a Tax Return was or is to be filed by Seller is in force, and no waiver or agreement by Seller is in force for the extension of time for the assessment or payment of any Taxes.

            (iii) No tax assessment or deficiency has been made or, to the knowledge of Seller, has been proposed against Seller nor has Seller received any notice of any proposed tax audit, assessment or deficiency. No claim or proceeding is pending or, to the knowledge of Seller, has been threatened against or with respect to Seller in respect of any Taxes. There is no Contract covering any employee or independent contractor or former employee or independent contractor of Seller that, considered individually or considered collectively with any other such Contracts, will, or could reasonable be expected to give rise to, the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. Seller is not and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar agreement. Seller has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign tax law). Seller has not made a distribution of stock of a controlled corporation to which Section 355(e) of the Code applies. Seller has never entered into a closing agreement pursuant to Section 7121 of the Code.


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

            (iv) In the event additional Taxes of any kind are assessed or imposed against Seller with respect to any period prior to the Closing Date, such additional Taxes, together with interest and penalties, if any, will be paid by Seller after the Closing.

            2.1.10 No Adverse Changes. Since September 30, 2005, (i) there has not been any occurrence, condition or development that has materially adversely affected, or is likely to materially adversely affect, Seller, the Purchased Assets or the Business, and (ii) Seller has not incurred any liability or entered into any transaction with respect to the Business or the Purchased Assets other than in the ordinary course of business.

            2.1.11 Product Liability. Except as disclosed in Seller's filings with the Securities and Exchange Commission, there is no legal proceeding pending or, to the knowledge of Seller, threatened by any user of any of the Products alleging that such user has been harmed by any of the Products or that any of the Products has failed to perform in accordance with its specifications.

            2.1.12 Customers and Suppliers. To the knowledge of Seller, none of Seller's customers or suppliers intend to cease purchasing from, selling to or dealing with Seller in connection with the Products or the Business, nor has any information been brought to the attention of Seller which might reasonably lead Seller to believe that any of Seller's customers or suppliers intend to alter in any material respect their purchases from, sales to or dealings with Seller in connection with the Products or the Business or would alter in any material respect their purchases from, sales to, or dealings with the Buyer in connection with the Products or the Business in the event of the consummation of the transactions contemplated hereby.

            2.1.13 Premises. The Premises constitute all of the real property and improvements, facilities and facility services used by Seller in the Business, under which Seller is an owner, lessee, lessor, sublessee or sublessor. Except as disclosed on Schedule 2.1.13 attached hereto:

            (i) Seller has not received any notice that the Premises are in violation of any material applicable building code, zoning ordinance, land use or other similar law or regulation or; and

            (ii) Since the first date of its occupancy of the Premises, Seller has not experienced any material interruption in the delivery of adequate quantities of any utilities (including, without limitation, electricity, natural gas, potable water, water for cooling or similar purposes, and fuel oil) or other public services (including, without limitation, sanitary and industrial sewer service) required in the operation of the Business, or in the use of the Premises due to structural failure or inadequate maintenance during such period.


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            2.1.14 Employees. Seller is and has, since January 1, 2002, been in compliance with all material laws, rules, and regulations involving wages or hours of the employees employed by Seller in the conduct of the Business (the "Employees"). All accrued obligations of Seller relating to the Employees and all former employees of Seller employed in the conduct of the Business (the "Former Employees"), whether arising by operation of law, by contract or by past service, including, but not limited to, all vacation benefits, unemployment compensation benefits, profit sharing or retirement benefits, health benefits, or social security benefits, have been satisfied, or will be satisfied by Seller prior to the Closing.

            2.1.15 Compliance with Law. The Business has at all times, since January 1, 2002, been, and is being, conducted in material compliance with all applicable material local, state, and federal laws, rules, regulations, orders, decrees, and ordinances.

            2.1.16 Environmental Matters.

            (i) Except as disclosed on Schedule 2.1.16 attached hereto, no toxic, hazardous, explosive or otherwise dangerous materials, substances, pollutants or wastes (as those terms are used in the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act of 1976, the Hazardous Materials Transportation Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Emergency Planning and Community Right-to-Know Act or in any other federal, state or local environmental law (collectively, "Environmental Laws")), petroleum products, poly-chlorinated biphenyls, ureaformaldehyde foam, or radioactive materials (all of the above being collectively referred to herein as "Hazardous Materials") have been or are stored, treated, disposed of, managed, generated, manufactured, produced, released (as defined in CERCLA Section 101(22)), emitted or discharged by Seller on, to, in, under or from any of the Premises in violation of any material Environmental Law. Except as disclosed on Schedule 2.1.16 attached hereto, no Hazardous Materials have been or are stored, treated, disposed of, managed, generated, manufactured, produced, released (as defined in CERCLA
Section 101(22)), emitted or discharged by any third parties on, to, in, under or from any of the Premises in violation of Environmental Law.

            (ii) Except as disclosed on Schedule 2.1.16 attached hereto, in connection with its operation of the Business, Seller has been and is in compliance in all material respects with all Environmental Laws and has obtained all environmental licenses, permits, approvals, registrations and authorizations (federal, state and local) material to the Business. Except as disclosed on
Schedule 2.1.16 attached hereto, all such licenses, permits, approvals, registrations and authorizations will remain in full force and effect as of the Closing and may be effectively transferred or assigned to Buyer on or after the Closing Date without materially adversely affecting the operation of the Business by Buyer after the Closing.

            (iii) No governmental or private action, suit or proceeding to enforce or impose liability under any Environmental Laws is pending or, to the knowledge of Seller, threatened against Seller in connection with its operation of the Business, and no lien has been created under any Environmental Laws on any of the Premises.

            2.1.17 Litigation. Except as disclosed on Schedule 2.1.17 attached hereto, there is no suit, action, proceeding (legal, administrative or otherwise), claim, investigation or inquiry (by an administrative agency, governmental body, arbitration tribunal or otherwise) pending or, to the knowledge of Seller, threatened against Seller relating to the Business or which otherwise may materially adversely affect any of the Purchased Assets. There is no outstanding judgment, order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal against or affecting Seller relating to the Business or any of the Purchased Assets.

            2.1.18 Insolvency. No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller or any of the Purchased Assets is pending or, to the knowledge of Seller, threatened.

            2.1.19 Brokers and Finders. Except for the Emmes Group, neither Seller, nor any of Seller's officers, directors or employees, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

            2.1.20 Schedules. The Schedules attached hereto are integral parts of, and constitute, representations and warranties of Seller to Buyer. Each representation and warranty of Seller in this Agreement shall have independent force and effect, and shall not be affected by any other representation or warranty in this Agreement except by specific reference.

            2.1.21 Full Disclosure. Seller has disclosed to Buyer all material facts known to Seller relating to the transactions contemplated by this Agreement. No representation or warranty of Seller contained in this Agreement, or the other agreements and instruments referred to in this Agreement, and no statement contained in any certificate, exhibit, list or other writing furnished to Buyer by Seller pursuant to the provisions of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                                   Section 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      3.1 Representations and Warranties of Buyer. Buyer represents and warrants the following to Seller as of the date hereof and as of the Closing:

            3.1.1 Organization. Buyer is now and on the Closing Date shall be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            3.1.2 Authority; No Violation. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Buyer. Each of this Agreement and the other agreements to be executed by Buyer as contemplated by this Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, nor compliance by Buyer with any of the provisions of this Agreement and the other agreements to be executed by Buyer as contemplated by this Agreement, will:

            (i) Result in the breach of any of the terms or conditions of, or constitute a default under, Buyer's current Certificate of Incorporation or Bylaws, or any contract, agreement, lease, commitment, indenture, mortgage, pledge, note, bond, license, or other instrument or obligation to which Buyer is now a party or by with Buyer may be bound or affected; or

            (ii) Result in a violation by Buyer of any federal, state, or local law, rule, or regulation, or any order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal.

            3.1.3 Capitalization; the Shares. The issued and outstanding capital stock of the Buyer (excluding the Shares) consists solely of 36,000,000 shares of common stock, par value $0.01, of the Buyer. There are no outstanding options, warrants, rights, convertible securities or other agreements pursuant to which any additional shares of capital stock of the Buyer may be issued. The Shares, when issued at the Closing, will be validly issued, fully paid and nonassessable, and free and clear of all encumbrances.

            3.1.4 Licenses and Permits. Buyer has all material permits, certificates, licenses, approvals, consents and other authorizations required to operate the Business and sell the Products (collectively, the "Permits"), excluding those Buyer will obtain pursuant to the terms of Section 9.

            3.1.5 Litigation. Except as disclosed on Schedule 3.1.5 attached hereto, there is no suit, action, proceeding (legal, administrative or otherwise), claim, investigation or inquiry (by an administrative agency, governmental body, arbitration tribunal or otherwise) pending or, to the knowledge of Buyer, threatened against Buyer. There is no outstanding judgment, order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal against or affecting Buyer.

            3.1.6 Investigation by Buyer. Buyer has conducted its own independent investigation, review and analysis of the Business and the Products, which investigation, review and analysis was done by Buyer and, to the extent Buyer deemed appropriate, by Buyer's representatives. Buyer acknowledges that it and its representatives have been provided adequate access to the personnel, properties, premises and records of Seller for such purpose. In entering into this Agreement, Buyer acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and, except and only to the extent expressly set forth in Section 2, not on any factual representations or opinions of Seller or Seller's representatives, and, in each case, Buyer:

            (i) acknowledges that, except and only to the extent expressly set forth in Section 2, neither Seller nor any of its directors, officers, stockholders, employees, agents, advisors or representatives makes or has made any oral or written representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Buyer or its directors, officers, employees, agents or representatives;

            (ii) agrees, to the fullest extent permitted by law, that none of Seller or any of its directors, officers, employees, shareholders, agents, advisors or representatives shall have any liability or responsibility whatsoever to Buyer or its directors, officers, employees, agents or representatives on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to Buyer or its directors, officers, employees, advisors, agents or representatives (or any omissions therefrom), except for the information and statements specifically set forth in Section 2; and

            (iii) Buyer hereby acknowledges that, except to the extent specifically set forth in this Section 3.1.6, Buyer is purchasing the Purchased Assets on an "as-is, where-is" basis.

            3.1.7 Brokers and Finders. Except for the Emmes Group, neither Buyer, nor any of Buyer's officers, directors or employees, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

            3.1.8 Full Disclosure. Buyer has disclosed to Seller all material facts known to Buyer relating to the transactions contemplated by this Agreement. No representation or warranty of Buyer contained in this Agreement, or the other agreements and instruments referred to in this Agreement, and no statement contained in any certificate, exhibit, list or other writing furnished to Seller by Buyer pursuant to the provisions of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                                   Section 4

                                COVENANTS OF SELLER

      4.1 Conduct of Business Prior to Closing. Seller covenants and agrees that until the Closing Date, except as otherwise consented to or waived by Buyer in writing:

            4.1.1 Operation of Business. To the extent not being operated by Buyer pursuant to the Manufacturing Services and Management Agreement (the "Manufacturing Agreement"), dated as of May 1, 2005, by and among Buyer, Maxim Acquisition Company and Seller, Seller shall operate the Business in the ordinary course, consistent with past practices, and shall not encumber, sell or otherwise dispose of any of the Purchased Assets. In addition, Seller shall use its best efforts to (I) preserve the Business intact and conserve the goodwill related thereto, (II) continue and preserve good relationships with suppliers, customers, and others having business dealings or relationships with the Business, (III) to the extent the Purchased Assets are not being maintained by Buyer pursuant to the Manufacturing Agreement, maintain the Purchased Assets in such manner as will enable Buyer to operate the Business immediately following the Closing in all material respects in the manner in which it was operated during the 12 month period immediately prior to the date hereof; and (IV) continue all material existing policies of insurance (or comparable insurance) of or relating to the Purchased Assets and the Business in full force and effect. Seller also agrees not to take any action to materially amend or terminate any of the Contracts, or to waive any of its material rights under any of the Contracts, without the written approval of Buyer, which approval shall not be unreasonably withheld. Seller shall make when due all scheduled lease, license, royalty and similar payments under the Contracts.

            4.1.2 Access to Business. Seller shall provide Buyer with reasonable access to all information in its possession concerning the Business and/or the Purchased Assets that Buyer reasonably requests from time to time.

                                   Section 5

                              CONDITIONS OF CLOSING

      5.1 Consents, Approvals. Seller shall have obtained all consents and approvals from, and shall have completed all filings and registrations required for the execution, delivery and performance of this Agreement by Seller.

      5.2 Consents, License, Approvals. Buyer shall have made all filings with governmental bodies and other regulatory authorities and obtained all license, permits, approvals, authorizations and consents of all third parties, necessary for Buyer to consummate the Transactions, except that, in connection with the license and approval described in Section 1.3.3, Buyer will obtain such license and approval as set forth in Section 9.1.

                                   Section 6

                               ACTIONS AT CLOSING

      6.1 Instruments of Transfer. Except as otherwise disclosed in Section 2.1.3, Seller covenants and agrees to (i) deliver to Buyer possession and good and marketable title to the Purchased Assets, free and clear of all encumbrances, and (ii) execute and deliver to Buyer bills of sale, assignments, and all other documents necessary to transfer the Purchased Assets and effect the Closing, such bills of sale, assignments, and other documents to be in form(s) consistent with this Agreement reasonably satisfactory to Buyer and suitable for recording in all applicable recording offices.

      6.2 Other Agreements. Buyer and Seller covenant and agree to execute and deliver the following and all other documents or obligations required by the following:

            6.2.1 the Assignment and Assumption Agreement;

            6.2.2 the Real Property Subleases;

            6.2.3 the Equipment Sublease;

            6.2.4 the Sublicense;

            6.2.5 the Consulting and Non-Competition Agreement, substantially in the form attached hereto as Exhibit G; and

            6.2.6 the Shareholders Agreement.

      6.3 Consents; Releases.

            6.3.1 Seller covenants and agrees to deliver to Buyer all required consents to the assignment, subleasing or sublicensing to Buyer on the terms set forth herein of any of the Contracts or Subleases, Equipment Sublease and Sublicense for which consent is required, free of any material conditions reasonably unacceptable to Buyer.

            6.3.2 Except as set forth in Section 9, Buyer covenants and agrees to deliver to Buyer all required consents and permits required by the FDA and other governmental entities necessary for Buyer to operate the Business and sell the Products.

      6.4 Manufacturing Agreement. Each of Buyer and Seller covenants and agrees to pay to the other any and all amounts then due and owing under the Manufacturing Agreement. Except for obligations arising out of acts or omissions arising prior to the Closing, the Manufacturing Agreement shall automatically terminate at the Closing without the need for further action by either of the parties. Without limitation of the foregoing, Seller agrees to continue to collect and remit to Buyer, following the Closing, all accounts receivable that arose under the Manufacturing Agreement prior to the Closing.

      6.5 The Shares. Seller covenants and agrees to deliver to Buyer the Shares, free and clear of all encumbrances.

      6.6 Prorations. At the Closing, any property taxes or other assessments related to the Purchased Assets or the Facilities shall be paid by Seller.

                                   Section 7

                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

      7.1 The obligation of Buyer to consummate the transactions contemplated hereby is subject to the fulfillment (or waiver in writing by Buyer) prior to or at the Closing of each of the following conditions:

            7.1.1 Representations and Warranties. The representations and warranties of Seller contained in this Agreement, and all other documents referenced herein, shall be true and correct at and as of the Closing Date as though such representations and warranties were made at and as of such date.

            7.1.2 Performance. Seller shall have in all respects performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing.

            7.1.3 Permits and Licenses; Consents. Buyer shall have received in writing all federal, state, and local permits, licenses, or other approvals and third party consents and waivers as contemplated herein.

            7.1.4 Secretary's Certificate. Buyer will have received a Certificate of Good Standing of Seller and a Secretary's Certificate certifying as to Seller's authority to enter into this transaction and the incumbency of Seller's officers.

            7.1.5 No Adverse Changes. There shall have been no material adverse change since the date of this Agreement in the operating results, financial condition, legal status or prospects of the Business or the Purchased Assets, except changes contemplated, permitted or required by this Agreement.

            7.1.6 No Legal Restraints. No statute, rule, regulation or order of any court or administrative agency shall be in effect which restrains or prohibits Seller from consummating the transactions contemplated hereby.

            7.1.7 Closing Certificate. Buyer shall have received a certificate of Seller, dated as of the Closing Date and signed by an officer of Seller and by Shareholder, certifying as to the fulfillment of the conditions set forth in this Section 7.

                                   Section 8

                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

      8.1 The obligation of Seller to consummate the transactions contemplated hereby is subject to the fulfillment (or waiver in writing by Seller) prior to or at the Closing Date of each of the following conditions:

            8.1.1 Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such date.

            8.1.2 Performance. Buyer shall have in all respects performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

            8.1.3 Permits and Licenses; Consents. Except as set forth in Section 9.1, Seller shall have received copies of all federal, state, and local permits, licenses, or other approvals and third party consents and waivers as contemplated herein.

            8.1.4 Secretary's Certificate. Seller will have received a Certificate of Good Standing of Buyer and a Secretary's Certificate certifying as to Buyer's authority to enter into this transaction and the incumbency of Buyer's officers.

            8.1.5 No Adverse Changes. There shall have been no material adverse change since the date of this Agreement in the operating results, financial condition, legal status or prospects of Buyer's business.

            8.1.6 No Legal Restraints. No statute, rule, regulation or order of any court or administrative agency shall be in effect which restrains or prohibits Buyer from consummating the transactions contemplated hereby.

            8.1.7 Closing Certificate. Seller shall have received a certificate of Buyer, dated as of the Closing Date and signed by an officer of Buyer, certifying as to the fulfillment of the conditions set forth in this Section 8.

                                   Section 9

                              ACTIONS POST CLOSING

      9.1 Buyer covenants and agrees to obtain, within 90 days of the Closing Date, (i) approval from the FDA for labeling, packaging and merchandising materials relating to the Products under Buyer's proprietary brand name and (ii) a direct license to intellectual property owned by the United States of America Public Health Service related to the detection of HIV-1 virus in humans.

                                   Section 10

                                 INDEMNIFICATION

      10.1 By Seller. Seller agrees to defend, indemnify and hold Buyer, its officers, directors, agents, representatives, subsidiary and parent entities and affiliates and their successors and assigns, harmless from and against:

            10.1.1 Any claim, liability, expense, loss or other damage (including, without limitation, reasonable attorneys' fees and expenses in enforcing this Agreement or in addressing any such claim or liability) (collectively, "Claims") relating to any misrepresentation or breach of warranty or violation of any covenant made by Seller hereunder, or in any agreement, schedule or certificate furnished or to be furnished by Seller hereunder;

            10.1.2 Any and all Claims relating to Seller's operation of the Business prior to the Closing, other than Claims for the Assumed Liabilities; and

            10.1.3 Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses incident to any item to which the foregoing indemnity relates.

      10.2 By Buyer. Buyer agrees to defend, indemnify and hold Seller, its officers, directors, agents, representatives, and affiliates, and their successors and assigns, harmless from and against:

            10.2.1 Any and all Claims relating to any misrepresentation or breach of warranty or violation of any covenant made by Buyer hereunder, or in any agreement, schedule or certificate furnished or to be furnished by Buyer hereunder;

            10.2.2 Any and all Claims for the Assumed Liabilities;

            10.2.3 Any and all Claims relating to the Products or Buyers's operation of the Business after the Closing (except for Claims arising directly and solely out of the conduct of the Business by Seller prior to the Closing), and

            10.2.4 Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses incident to any item to which the foregoing indemnity relates.

      10.3 Determination of Loss. Indemnification pursuant to this Section 10 shall be payable with respect to any Claim described herein as subject to indemnification upon the happening of the earlier of the following:

            10.3.1 Resolution of such Claim by mutual agreement between Buyer and Seller; or

            10.3.2 The issuance of a final judgment, award, order or other ruling by an arbitrator pursuant to Section 12.5 hereof.

      10.4 Indemnification Payments. All amounts payable by Seller to Buyer, or by Buyer to Seller, as the case may be, pursuant to the provisions of this
Section 10 shall be payable within ten days after final determination thereof in accordance with Section 12.5 hereof.

      10.5 Limitations on Indemnification. Notwithstanding anything contained herein to the contrary, neither Buyer, on the one hand, nor Seller, on the other hand, will have any liability with respect to any Claims described in Section
10.1 or 10.2, as applicable, hereof arising out of an inaccurate representation or warranty until the total amount of such Claims against either the Buyer or Seller exceeds $5,000 (the "Threshold Amount"), at which time the applicable party shall be liable for all Claims against it, including the Threshold Amount. However, the preceding sentence shall not apply to any Claims for breach of a representation or warranty if such representation or warranty is fraudulently given, and the party fraudulently making such representation or warranty will be liable to the other party for the full amount of such Claims.

      10.6 Third Party Claims. In the event any third party makes a claim or commences any action or proceeding against Buyer with respect to any matter as to which Buyer intends to seek indemnification under Section 10.1 hereof, or against Seller with respect to any matter as to which Seller intends to seek indemnification under Section 10.2 hereof, the party to be so indemnified (the "Indemnified Party") shall promptly notify the party from which such indemnification is to be sought (the "Indemnifying Party") of the existence of such claim or the commencement of such action or proceeding; provided, however, that the failure to provide such notice shall not relieve an Indemnifying Party of its obligations under this Section 10 except in the event and to the extent that the Indemnifying Party is demonstrably prejudiced by such failure. The Indemnifying Party shall be entitled at any time to participate in the defense of any such claim, action, or proceeding with counsel of its own choice, and the parties agree to cooperate with one another in connection with the defense and/or settlement thereof.

      10.7 Survival of Representations and Warranties. The representations and warranties of Seller and Buyer set forth in this Agreement shall survive the Closing for a period of 1 year after the Closing Date and the rights and obligations with respect to indemnification as provided in Section 10 hereof shall continue with respect to any Claim for breach of a representation or warranty if written notice of such Claim is given prior to the date on which such representation or warranty otherwise terminates as provided herein.

                                   Section 11

                                   TERMINATION

      11.1 Termination. This Agreement and the transactions contemplated hereby may be terminated as follows:

            11.1.1 At any time prior to Closing by written notice delivered by Seller to Buyer or by Buyer to Seller, as the case may be, in the following instances:

            (i) By Buyer, if there has been a material misrepresentation, a material breach of warranty, or a material failure to comply with any covenant or agreement on the part of Seller with respect to Seller's representations, warranties, covenants or agreements set forth herein, and such misrepresentation, breach, or failure to comply has not been cured within 20 days of receipt by Seller from Buyer of written notice thereof.

            (ii) By Seller, if there has been a material misrepresentation, a material breach of warranty, or a material failure to comply with any covenant or agreement on the part of Buyer with respect to Buyer's representations, warranties, covenants or agreements set forth herein, and such misrepresentation, breach, or failure to comply has not been cured within 20 days of receipt by Buyer from Seller of written notice thereof.

            (iii) By Buyer or Seller, if any of the contingencies set forth in
Section 7 or 8 hereof, respectively, have not been satisfied (other than through the failure of the party seeking to terminate this Agreement to comply fully with its obligations hereunder) by the Closing Date.

            (iv) By Buyer or Seller, if the Closing does not occur (other than through the failure of the party seeking to terminate this Agreement to comply fully with its obligations hereunder) by November 15, 2005.

            (v) By the mutual written consent of all of the parties hereto.

            11.1.2 At any time after the expiration of the 90 day period set forth Section 9.1, by written notice delivered by Seller to Buyer, if Buyer has not fulfilled the covenants set forth in Section 9.1.

      11.2 Effect of Termination; Remedies.

            11.2.1 Except as otherwise provided in this Section 11, in the event of termination of this Agreement pursuant to Section 11 hereof, this Agreement shall become void and have no further effect.

            11.2.2 Notwithstanding anything contained herein to the contrary, Sections 1.6.4, 10, 11.2 and 12 hereof shall survive the termination of this Agreement regardless of the reason for such termination.

            11.2.3 If this Agreement is terminated by a party because of the willful breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's willful failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                   Section 12

                            MISCELLANEOUS PROVISIONS

      12.1 Confidentiality. All information concerning this Agreement and the transactions contemplated hereby and all documents and information obtained by a party from the other party in connection with the transactions contemplated hereby shall be maintained in strict confidence by the parties hereto; provided, that such information may be disclosed (i) to the extent required by applicable law, regulations or rules any national securities exchange, (ii) to the parties' respective professional advisors for the purposes of evaluating this Agreement and consummating the transactions contemplated hereby, and (iii) as required by any court of proper jurisdiction or by any applicable law, rule, or regulation. Seller and Buyer shall issue a mutually agreed upon press release following the Closing. Within four days of execution of this Agreement, Buyer and Seller shall issue a mutually agreed upon press release.

      12.2 Further Assurances. From time to time after the Closing, at Buyer's reasonable request and at Buyer's expense, Seller shall execute and deliver such other instruments of conveyance, assignment, transfer and delivery and take such other action as Buyer reasonably may request to (i) transfer, convey, assign and deliver to Buyer, and to place Buyer in possession and control of, the Purchased Assets, or to assist in the collection or reduction to possession of any of the Purchased Assets or to enable Buyer to exercise and enjoy all rights and benefits of Seller with respect thereto, and (ii) carry out or effect the transactions contemplated hereby.

      12.3 Seller's Mail. Buyer shall promptly deliver to Seller all mail addressed to Seller received by Buyer after the Closing Date.

      12.4 Expenses. Except as otherwise specifically provided by this Agreement, Buyer and Seller shall each pay all of their own costs incurred incident to the preparation, execution and delivery of this Agreement and each agreement executed in connection herewith and the performance of their obligations hereunder, including, without limitation, the fees and disbursements of counsel, advisors, accountants and consultants, whether or not the transactions contemplated by this Agreement shall be consummated.

      12.5 Arbitration. Except for injunctive relief sought under Section 12.6 hereof, the parties agree that all questions concerning the validity, interpretation and enforcement of this Agreement shall be determined by arbitration conducted in Portland, Oregon in accordance with the Commercial Dispute Resolution Procedures of the American Arbitration Association ("AAA") before a single neutral arbitrator chosen by AAA. The decision of the arbitrator shall be final and binding on both parties, and neither party shall have a right to appeal or to judicial review. A judgment on the arbitrator's decision may be entered by any court having jurisdiction over the parties. In connection with such proceeding, the substantially prevailing party shall be entitled to receive its expenses (including reasonable attorneys' fees) from the substantially non-prevailing party.

      12.6 Injunctive Relief. Seller acknowledges that its breach of this Agreement may cause irreparable damage to Buyer; thus, Seller agrees that Buyer, in addition to any other relief or damages, shall be entitled to obtain injunctive relief to prevent or remedy Seller's breach or threatened breach of this Agreement.

      12.7 Notices. All communications and notices provided for hereunder shall be sent by personal delivery, nationally recognized overnight courier, facsimile or registered or certified mail, to Seller and Buyer at their respective addresses set forth below, or to such other address with respect to any party as such party shall notify the other parties hereto in writing. Any notice required to be given hereunder by one party to another shall be deemed to have been received (i) when delivered, if personally delivered or sent via facsimile; or
(ii) one day following delivery to a nationally recognized overnight courier; or
(iii) on the third business day following the date on which the piece of mail containing such communication is posted, if sent by certified or registered mail.

                  If to Seller:     Roger I. Gale
                                    Chief Executive Officer
                                    Calypte Biomedical Corporation
                                    5 Centerpointe Drive, Suite 400
                                    Lake Oswego, OR  97035
                                    (971) 204-0284

                  with a copy to:   Paula Winner Barnett, Esq.
                                    17967 Boris Drive
                                    Encino, CA  91316
                                    (818) 743-7491

                  If to Buyer:      Dr. Joseph Maa
                                    Dr. Sophie Maa
                                    Maxim Biomedical, Inc.
                                    780 Dubuque Avenue
                                    South San Francisco, CA  94080
                                    650-871-2857

                  with a copy to:   David J. Champoux, Esq.
                                    Pierce Atwood LLP
                                    One Monument Square
                                    Portland, ME  04101
                                    (207) 791-1350
or to such other address as the parties may designate in writing.

      12.8 Benefit and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors, assigns, heirs and legal representatives.

      12.9 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument.

      12.10 Severability. No determination by any court, governmental body or otherwise that any provision of this Agreement or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other provision hereof, or (b) such provision in any circumstances not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed whenever possible as being consistent with, applicable law.

      12.11 Headings. The headings to the various paragraphs of this Agreement have been inserted for convenient reference only, and shall not to any extent have the effect of modifying, amending or changing the express terms and provisions of this Agreement. 12.12 Construction. Words used in the singular form shall be construed as though they also are used in the plural form, and vice versa, where applicable. Neither party shall be deemed to have been the drafter of this Agreement, which is the product of detailed, arms' length negotiations between the parties and their respective counsel.

      12.13 Entire Agreement. This Agreement, and all documents, schedules, exhibits or certificates prepared in connection herewith, represent the entire understanding and agreement between the parties with respect to the subject matter hereof, supersede all prior agreements or negotiations between such parties, including without limitation, the Manufacturing Services Agreement, and may be amended, supplemented or changed only by an agreement in writing which makes specific reference to this Agreement or the agreement delivered pursuant hereto, as the case may be, and which is signed by the party against whom enforcement of any such amendment, supplement or modification is sought.

      12.14 Waiver. The failure of any party hereto to enforce any condition or provision in this Agreement at any time shall not be construed as a waiver of that condition or provision unless such waiver is in writing and signed by the waiving party, nor shall it forfeit any rights to future enforcement thereof.

      12.15 References to Knowledge. All references in this Agreement to the knowledge of any party hereto shall mean the actual knowledge (not constructive or imputed).

      12.16 Choice of Law. This Agreement shall be interpreted according to the laws of the State of Delaware, excluding any choice of laws provisions or conflict of laws principles which would require reference to the laws of any other jurisdiction.


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                           SIGNATURE PAGE FOLLOWS]


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

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                    "Seller"

                                    CALYPTE BIOMEDICAL CORPORATION, a Delaware corporation



                                    By: /s/ Theodore R. Gwin
                                        --------------------------------

                                    Name:  Theodore R. Gwin
                                         -------------------------------

                                    Title:  Chief Financial Officer


                                    "Buyer"

                                    MAXIM BIOMEDICAL, INC., a Delaware
                                    corporation



                                    By:  /s/ Juehn-Shin Maa
                                         -------------------------------
                                    Name:  Juehn-Shin Maa
                                         -------------------------------
                                    Title: President
                                         -------------------------------





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